Exhibit 99.1

UNWIRED PLANET AND LENOVO ANNOUNCE PATENT LICENSE AND

PATENT PURCHASE TRANSACTION

RENO, Nevada – March 20, 2014 – Unwired Planet, Inc. (NASDAQ:UPIP) and Lenovo (HKSE: 992) (ADR: LNVGY) announced that Lenovo has agreed to purchase a portfolio of patents from Unwired Planet and to take a term-based license to Unwired Planet’s patent portfolio. The aggregate consideration for the combined transaction is $100 million payable in cash.

The patent purchase consists of 21 patent families owned by Unwired Planet, including patents for 3G and LTE mobile technologies and other important mobility patents.

“We are pleased to have reached an agreement with one of the world’s leading global technology companies”, said Philip Vachon, Chairman of Unwired Planet’s Board of Directors and head of its Intellectual Property Committee. “We wish Lenovo continued success going forward.”

“This investment is an extension of Lenovo’s existing intellectual property portfolio,” said Jay Clemens, General Counsel of Lenovo. “It will serve the company well as we grow and develop our worldwide smartphone and mobile PC Plus business in new markets.”

Under the terms of the agreement, Lenovo is licensed to Unwired Planet’s intellectual property portfolio for a number of years, covering standard essential, implementation, and application layer technology for mobile devices. Following the transaction, Unwired Planet’s portfolio will consist of approximately 2,500 issued and pending US and foreign patents.

The transaction is expected to close in 30 days.

Evercore acted as advisor to Unwired Planet on the transaction.

Unwired Planet will host a conference call for its analysts and investors before the market opens Friday at 5:30 a.m. pacific time (8:30 a.m. eastern time) and will webcast the event. To access the conference call, dial 480-629-9712 or 877-941-2068 and enter passcode 4675723. The webcast and replay will be available on Unwired Planet’s website at http://www.unwiredplanet.com/investors/. A replay of the conference call will be available within two hours of the conclusion of the conference call through April 11, 2014. To access the replay, dial 303 590 3030 or 800-406-7325 and enter passcode 4675723.

About Lenovo

Lenovo (HKSE: 992) (ADR: LNVGY) is a US$34 billion personal technology company – the largest PC maker worldwide and an emerging PC Plus leader – serving customers in more than 160 countries. Dedicated to building exceptionally engineered PCs and mobile internet devices, Lenovo’s business is built on product innovation, a highly-efficient global supply chain and strong strategic execution. Formed by Lenovo Group’s acquisition of the former IBM Personal Computing Division, the company develops, manufactures and markets reliable, high-quality, secure and easy-to-use technology products and services. Its product lines include legendary Think-branded commercial PCs and Idea-branded consumer PCs, as well as servers, workstations, and a family of mobile internet devices, including tablets and smartphones. Lenovo, a global Fortune 500 company, has major research centers in Yamato, Japan; Beijing, Shanghai and Shenzhen, China; and Raleigh, North Carolina. For more information see www.lenovo.com.

About Unwired Planet

Unwired Planet, Inc. (NASDAQ: UPIP) is the inventor of the Mobile Internet and a premier intellectual property company focused exclusively on the mobile industry. The company’s patent portfolio includes technologies that allow mobile devices to connect to the Internet and enable mobile communications. The portfolio spans 2G, 3G, and 4G technologies, as well as cloud-based mobile applications and services. Unwired Planet’s portfolio includes patents related to key mobile technologies, including baseband mobile communications, mobile browsers, mobile advertising, push notification technology, maps and location based services, mobile application stores, social networking, mobile gaming, and mobile search. Unwired Planet is headquartered in Reno, Nevada. References in this release to Unwired Planet may be to Unwired Planet, Inc. or its subsidiaries.

Cautionary Note Regarding Forward Looking Statements

Any statements in this press release with respect to future events or expectations, including statements regarding the Company’s licensing activities and expectations regarding enhancing shareholder value are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933. These forward-looking statements are subject to many risks and uncertainties that could cause actual results to differ materially from those projected. Notwithstanding changes that may occur with respect to matters relating to any forward looking statements, Unwired Planet assumes no obligation to update the forward-looking statements included in this press release. For a detailed discussion of these and other factors that may cause these forward looking statements not to come true, please refer to the risk factors discussed in Unwired Planet’s filings with the U.S. Securities and Exchange Commission, including the company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2013. These documents are available at www.sec.gov or from Unwired Planet’s website at www.unwiredplanet.com.

Media Inquiries:

Unwired Planet:

The Blueshirt Group

Mike Bishop

Tel: +1 415-217-4968

E-mail: mike@blueshirtgroup.com

Lenovo:

From the US Brion Tingler Tel: +1 917-528-1992 E-mail: btingler@lenovo.com	From Hong Kong Angela Lee Tel: +852 2516-4810 E-mail: angelalee@lenovo.com

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